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                                                                   EXHIBIT 10.27

                           AMENDMENT NO. 1999-1 TO THE
                              1995 EMPLOYEE ANNUAL
                           INCENTIVE COMPENSATION PLAN


                  This Amendment No. 1999-1 is made to the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan ("the Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

                  WHEREAS, Baker Hughes Incorporated (the "Company") has determined that it is in its best interest and that of its stockholders to amend the plan as set forth herein;

                  NOW, THEREFORE, the Plan is amended as follows:

                  1. Article 2.1(e) of the Plan is amended in its entirety to read as follows:

                  "(e) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                    (i) any Person is or becomes the Beneficial
                           Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph
                           (iii) below; or

                                    (ii) the following individuals cease for any
                           reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose



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                           initial assumption of office is in connection with an
                           actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
                           or

                                    (iii) there is consummated a merger or
                           consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or


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                                    (iv) there is consummated a merger or
                           consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof (or a majority plus one member where such board comprises an odd number of members); or

                                    (v) the stockholders of the Company approve
                           a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                           Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions."



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                  2. Article 12 of the Plan is amended in its entirety to read as follows:

                  "Article 12.  Change in Control

                           12.1 Change in Control. Notwithstanding any provision
                  of the Plan to the contrary, no later than five (5) days following the occurrence of a Change in Control other than an event described only in clause (iii) of the definition of Change in Control set forth in Article 2.1(e) of the Plan, (i) Final Awards shall be computed for each Participant pursuant to Article 5.4 hereof (assuming for this purpose that the performance goals established pursuant to Article 5.2 herein have been achieved to the extent required to earn the expected value target Award Opportunity), and (ii) the Company shall pay to each participant an amount equal to the Final Award so determined multiplied by a fraction, the numerator of which is the number of the Participant's months of participation through the date of Change of Control (rounded up to the nearest whole month), and the denominator of which is twelve
                  (12).

                           12.2 Termination of Employment Prior to Change in
                  Control or Following Certain Changes in Control. Notwithstanding any provision of the Plan to the contrary, a Participant shall be entitled to receive, no later than five
                  (5) days following the effective date of such Participant's termination of employment, the payment described in the previous Article 12.1 if (i) such Participant's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control,
                  (ii) such Participant terminates his or her employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good



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                  Reason occurs at the request or direction of the Person
                  described in clause (i), (iii) such Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or
                  (iv) such Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason, in either case within 2 years following the occurrence of a Change in Control described in clause (iii) of the definition of Change in Control set forth in Article 2.1(e) of the Plan."

                  The effective date of this Amendment No. 1999-1 shall be January 27, 1999; provided, however, that, in the event that (A) the Company is party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment, (B) such transaction constitutes a Change in Control within the meaning of the Plan and (C) individuals who satisfy the requirements in clauses (i) and (ii) below constitute at least two-thirds (2/3) of the number of directors of the entity surviving such transaction or any parent thereof: individuals who (i) immediately prior to such transaction constitute the Board and (ii) on the date hereof constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended, by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended then (a) this Amendment No. 1999-1 shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (b) to the extent that the application of clause (a) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any provision or combination of provisions of this Amendment No. 1999-1 disqualifies the transaction as a "pooling" transaction (including, if applicable, this entire


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Amendment No. 1999-1), the Board shall amend such provision or provisions if and to the extent necessary (including declaring such provision or provisions to be null and void as of the date hereof) so that such transaction may be accounted for as a "pooling of interests." All determinations with respect to this paragraph shall be made by the Company, based upon the advice of the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction. Except as herein modified, the Plan shall remain in full force and effect.

                                   BAKER HUGHES INCORPORATED



                                   By:
                                      -----------------------------------------
                                      Name:   G.S. Finley
                                      Title:  Senior Vice President
                                              and Chief Administrative
                                              Officer